TAX SHARING AGREEMENT---NEW MEMBER

      Reference is made to the Tax Sharing Agreement (the "Agreement") entered in as of September 19, 1995, as amended and restated as of June 1, 1997, by and between Risk Capital Holdings, Inc., a Delaware corporation ("Parent"), Risk Capital Reinsurance Company, a Nebraska corporation ("Risk Re"), and each other Subsidiary. Unless otherwise indicated, all capitalized terms used herein will have the meanings set forth in the Agreement.

      WHEREAS, Section 10 of the Agreement provides that any new subsidiary that qualifies under the Agreement as a Subsidiary will become a party to this Agreement, upon signing this Agreement, without the express written consent of the other parties, for all purposes of this Agreement with respect to taxable periods ending after such Subsidiary was added to the Parent Group;

      NOW, THEREFORE, pursuant to Section 10 of the Agreement, the undersigned Subsidiary shall hereby become a party to the Agreement as of July 2, 1998.

      IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the 2nd day of July, 1998.

                                  CROSS RIVER INSURANCE COMPANY
                                  (formerly Guard Hill Insurance Company)


                                  By: /s/ Paul J. Malvasio
                                      ------------------------------------------
                                      Paul Malvasio
                                      Managing Director, Chief Financial Officer
                                      and Treasurer